Exhibit 3.18

BY-LAWS

OF

ENODIS HOLDINGS, INC.

(Formed under the laws of the State of Delaware)

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting. A meeting of the stockholders shall be held annually for the election of directors and the transaction of other business on such date in each year as may be determined by the Board of Directors.

Section 2. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors or by an officer or director of the Corporation acting together with another officer or director of the Corporation.

Section 3. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the principle office of the Corporation.

Section 4. Notice of Meetings. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

If, at any meeting, action is proposed to be taken which would, if taken, entitle objecting stockholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

A copy of the notice of each meeting shall be given, personally, by first class mail, facsimile or electronic transmission, not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States or Canadian mail, with postage thereon prepaid, or personally delivered or when sent by facsimile or electronic transmission directed to the stockholder at his address as it appears on the record of stockholders. In the event of a change of address, he shall file with the Secretary of the Corporation a written request that his address be changed in the records of the Corporation, in which event notices to him shall be directed to him at such other address.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, or if the adjourned meeting is more than 30 days after the adjournment, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under the preceding paragraphs of this Section 4.

Section 5. Waiver of Notice. Notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 6. Inspectors of Election. The Board of Directors, in advance of any stockholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders’ meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 7. List of Stockholders at Meetings. A list of stockholders as of the record date, certified by the Secretary or Assistant Secretary or by a transfer agent, shall be prepared at least 10 days prior to each meeting. Such list shall be open to the examination of any stockholder for purposes germane to the meeting and may be inspected by any stockholder who is present. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

Section 8. Qualification of Voters. Unless otherwise provided in the certificate of incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share standing in his name on the record of stockholders.

Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

Shares held by an administrator, executor, guardian, conservator, committee, trustee or other fiduciary, may be voted by him, either in person or by proxy, without transfer of such shares into his name.

Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

A stockholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

Section 9. Quorum of Stockholders. A quorum for a meeting of stockholders for the transaction of any business shall require stockholders holding a majority of the outstanding shares of capital stock entitled to vote at such meeting to be present in person, or represented by valid proxy.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

The stockholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

Section 10. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

Except as otherwise required by applicable law, the authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

Section 11. Vote or Consent of Stockholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders, it shall, except as otherwise required by law or Section 12 hereof, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice, and without a vote, on written consent, setting forth the action so taken, signed by the holders of all shares of outstanding stock entitled to vote thereon. Written consent thus given by such holders so entitled to vote shall have the same effect as a vote of stockholders at a meeting duly called and held.

Section 12. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed by the Board of Directors. Each director shall be at least 18 years of age.

Section 2. Number of Directors. The number of directors constituting the entire Board of Directors shall be not less than one nor more than ten as such number is fixed from time to time by the Board of Directors in accordance with these By-laws. Initially, the number of directors constituting the entire Board of Directors shall be two (2). In case of any increase in the number of directors constituting the entire Board of Directors, the Board shall have power to elect each additional director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal. Any decrease in the number of directors shall take effect at the time of such action by the Board only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur, until the time of and in connection with the election of directors at the next succeeding annual meeting of the stockholders.

Section 3. Election and Term of Directors. At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualify or until their respective deaths, resignations or removals in the manner hereinafter provided.

If the office of any director becomes vacant, by reason of death, resignation, disqualification or otherwise, a majority of the directors then in office, although less than a quorum, may fill the vacancy by electing a successor who shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal.

Section 4. Quorum of Directors and Action by the Board. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and, except where otherwise provided by these by-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 5. Meetings of the Board. Regular meetings of the Board shall be held at least eight (8) times a year at such times as may be fixed by the unanimous consent of the Board and otherwise at the principal office of the Corporation. Special meetings of the Board may be held at any time upon the call of the President or by the Board of Directors.

Special meetings of the Board of Directors shall be held at such places as may fixed in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation.

Notice of each meeting of the Board shall be given to each director at least three (3) days prior to the meeting, notice shall be given by mail, by telegram, overnight delivery service, facsimile transmission or electronic mail. Notices are deemed to have been given: by mail, three business days after deposit in the United States mail; by telegram at the time of filing; by messenger, facsimile transmission or electronic transmission at the time of delivery, if the same be a business day and if not a business day, then on the next business day. Notices by mail, telegram, messenger, facsimile or electronic transmission shall be sent to each director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.

Notice of a meeting of the Board of Directors need not to be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

A notice of meeting must specify the purpose of any meeting of the Board of Directors.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

Section 6. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 7. Removal of Directors. Any or all of the directors may be removed with or without cause by vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 8. Executive and other Committees of Directors. The Board of Directors, by resolution duly adopted, may designate from among its members an executive committee and other committees each consisting of one or more directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

(1) Approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted for approval, or

(2) Adopting, amending or repealing any by-law of the Corporation.

The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.

Each such committee shall serve at the pleasure of the Board of Directors.

Section 9. Compensation of Directors. Directors shall receive such compensation for their services as may be authorized by resolution of the Board of directors. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS

Section 1. Officers. The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a President and a Secretary and from time to time may elect or appoint one or more Vice Presidents or such other officers as it may determine. Any two or more offices may be held by the same person.

Section 2. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 3. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 4. Term of Office and Removal. Unless earlier removed my the Board of Directors, each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of stockholders. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.

Section 5. Power and Duties.

(a) President: The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall also preside at all meetings of the stockholders and, if also a Director, meetings of the Board of Directors.

He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall perform such other duties and have such other responsibilities as may be given from time to time by the Board of Directors or the By-laws of the Corporation.

(b) Vice-Presidents: The Vice-Presidents, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election, during the absence or disability of or refusal to act by the President, shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

(c) Secretary and Assistant Secretaries: The Secretary, unless otherwise determined by the Board of Directors, shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(d) Treasurer and Assistant Treasurers: The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or of there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 6. Books to be Kept. The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the stockholders, Board of Directors and any committees of directors, and (c) a current list of the directors and officers and their residence addresses; and the Corporation shall also keep at its office or at the office of its transfer agent or registrar if any, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Board.

Section 7. Checks, Notes, etc. All checks and drafts on, and withdrawals from the Corporation’s accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.

ARTICLE IV

FORMS OF CERTIFICATES AND LOSS AND

TRANSFER OF SHARES

Section 1. Forms of Share Certificates. The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

Each certificate representing shares shall state upon the face thereof:

(1) That the Corporation is formed under the laws of the State of Delaware;

(2) The name of the person or persons to whom issued; and

(3) The number and class of shares, and the designation of the series, if any, which such certificate represents.

Section 2. Transfers of Shares. Shares of the Corporation shall be transferable on the record of stockholders upon presentment to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

Section 3. Lost, Stolen or Destroyed Share Certificates. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors, upon:

(1) Production of evidence of loss, destruction or wrongful taking;

(2) Delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;

(3) Payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the new certificate; and

(4) Compliance with such other reasonable requirements as may be imposed.

ARTICLE V

OTHER MATTERS

Section 1. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be the same fiscal year as the fiscal year of the sole stockholder of the Corporation or such other period as may be fixed by the Board of Directors.

Section 3. Amendments. By-laws of the Corporation may be adopted, amended or repealed and any new by-laws may be adopted by the stockholders or by the Board of Directors.

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